SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             -----------------------

                                    FORM 8-K

                             -----------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 13, 2001

                           Covanta Energy Corporation
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


  Delaware                       1-3122                 13-5549268
--------------------------------------------------------------------------------
(State or Other Jurisdiction (Commission File        (IRS Employer
      of Incorporation)          Number)             Identification No.)


 40 Lane Road, Fairfield, New Jersey                               07004
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code: (973) 882-9000

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         Item 5.  Other Events.

         On November 14, 2001, Covanta Energy Corporation held a conference call regarding financial results. A copy of the transcript of the company's prepared remarks on that conference call is attached hereto as Exhibit A.

         On November 14, 2001, Covanta Energy Corporation issued a press release, a copy of which is attached hereto as Exhibit B.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of business acquired:    Not applicable.

(b)      Pro forma financial information:    Not applicable.

(c)      Exhibit:    Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 14, 2001

                                            COVANTA ENERGY CORPORATION


                                            By: /s/ Jeffrey R. Horowitz
                                                ------------------------
                                            Name:  Jeffrey R. Horowitz
                                            Title: Senior Vice President -
                                                   Legal Affairs and Secretary

                                                                       Exhibit A
                                                                       ---------


                        COVANTA ENERGY THIRD QUARTER AND
                  NINE MONTHS ENDED SEPTEMBER 30, 2001 RESULTS

                             CONFERENCE CALL SCRIPT

Operator: Good morning, everyone. And welcome to the Covanta Energy Corporation third quarter 2001 earnings conference call. Today's call is being recorded. At this time, for opening remarks and introductions, I would like to turn the call over to the Covanta Energy's Treasurer, Mr. Lou Walters. Please go ahead, sir.


LMW: Thank you, Operator, and good morning, everyone. By now you should have received our third quarter 2001 earnings release. If you do not have a copy, it is available on our Website at covantaenergy.com, as well via our automated information system at 1-866-COVANTA.

          Today's conference call is being broadcast live over the Internet on our Website and a re-broadcast will be available in the Investor Relations section of the Website.

          With me here today are Covanta Energy Corporation's Chief Executive Officer and President, Scott Mackin and the company's CFO Ed Moneypenny.

          Before we begin I'd like to read a short statement. This conference call includes forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933, and Section 21-E of the Securities Exchange Act of 1934. Such statements include declarations regarding the intent, belief, or current expectations of the company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve a number of risks and uncertainties that can materially affect actual results as identified from time to time in the company's Reports and Registration Statements filed with the Securities and Exchange Commission.

          Now I'd like to turn the call over to Covanta Energy's President and CEO, Scott Mackin. Scott?

SGM: Thanks, Lou. As usual, Ed Moneypenny will take you through the release, and I am just going to update you on things that have happened since our last call.

          As all of you are well aware, this has been a tough quarter for many businesses, given both the general downturn in the economy and in particular the events of September 11. Those events have impacted us in terms of delaying non-core asset sales, something that I'll get into in a moment. However, our base Energy business has done very well as you can see from the release, and I think demonstrates the value to the approach we have taken here, which is to lock in the majority of our revenues long-term.

          That's not to say that we don't have any revenues linked to market fluctuations. We do. But, it is fair to say that about 90% of our revenues are not linked to market fluctuations, and that number will actually increase next year. That is important at a time when energy prices have moved a lot. And I know some of the people who follow us are not intimately familiar with that. So, let me just recount, for a second. After a long period of relatively stable energy pricing here domestically, energy rates started moving upwards sharply last year, 2000, particularly in the third and fourth quarters. They peaked in the first quarter of this year and then started moving down to more normal levels which they reached by the beginning of the third quarter, and they are firming up today as we speak. Thus, even though the year over year energy prices that we received in places where we have direct or indirect linkage to market movement - and those are California, Oklahoma and in New Jersey -- even though those were down significantly, where we have some direct or indirect linkage to market movement, were down significantly, our base recurring Energy EBIT was up approximately 30% for the quarter. I think that says a lot about our business.

          I think it is fair to say we are up because we have executed on basic blocking and tackling, nothing too glamorous. A number of our domestic Waste-to-Energy plants are doing better year over year. Our Asia business, is doing better year over year, both with a new plant on line and general improvement. And our Water Group is doing better year over year. Overhead is down, also. This is essentially the nuts and bolts of what we do here in Energy, as opposed to taking large bets on market movements.

          We have previously given out estimates for the year of $120 to $123 million of recurring EBIT, and we still feel very comfortable with that range. Also, we have stated that next year's recurring EBIT ought to be in the $132 million to $135 million range. We also feel comfortable with that range.

          I mentioned before that the events of September 11 impacted a non-core asset sale, and the victim there is obviously the sale of the Aviation Fueling division. As you may recall, we entered into a definitive agreement for the sale of this asset back in the Summer. We had originally expected the closing to occur in an October timeframe. However, the September 11 event's impact, not only upon businesses generally and particularly in the Aviation industry, but also as it pertains to a principal client of the fueling division, the NY/NJ Port Authority, have pushed that closing back. We now anticipate bi-furcating that closing, and selling the non-Port piece this year and the Port piece in the first quarter of 2002.

          We have nothing further on non-core asset sales at this time.

          Since our last call, the situation in California has clarified tremendously. You will recall that we have 15 plants in California, with a total megawatt output, net to Covanta, of 226 megawatts, and that we built up $55 million in net receivables as of the end of March from the two largest utilities in the State. At the end of March, one of those utilities, PG&E, went into bankruptcy and since then the status of the other, Southern California Edison, has been in doubt. Further, you may recall that the CPUC ordered both utilities to begin making current payments in March, and both have complied.

          In our last call, I reported that in early summer the majority of QF facilities in SoCal's territory, ours included, entered into agreements with SoCal intended to establish a path for the repayment of accounts receivable, and to place the facilities on fixed five-year pricing at $53.70/megawatt hour. When compared to current SRAC or market-based rates which are in the $30's and low $40's, as well as from a historical perspective, $53.70 over 5 years is an attractive rate. Moreover, firming up fixed pricing for 5 years comports entirely with our philosophy of trying to lock in revenues long term. The agreements we signed in the Summer also required SoCal to pay our facilities 10% of the outstanding accounts receivable upon signing, which we have received (about $4 million, plus interest).

          To trigger the balance of the repayment, the agreements contemplated the passage of legislation to implement an MOU between the state and SoCal or otherwise that would make SCE creditworthy. Before such legislation could pass, SoCal and the California Public Utilities Commission (CPUC) reached a settlement in a filed rate doctrine lawsuit which SoCal had earlier brought in federal court. The purpose of the suit was to permit rates to be set at levels sufficient to cover their wholesale purchasing costs and retire their debt. The settlement is intended to restore SoCal to creditworthiness and thus enable the company to pay off its creditors. Among other things, it permits SoCal to apply all cash on hand (about $3 billion today) to paying off its creditors. The settlement was approved in Federal court, though it is now subject to a temporary stay by the 9th Circuit Court of Appeals. A consumer group has requested a longer-term stay pending appeal, was denied in US District Court Friday, November 9.

          It is our position that the agreements we signed with SoCal now require SoCal to pay us the past due receivables and to start the 5.37 cent pricing very quickly. SoCal is taking the position that they will pay us the past due receivables in the first half of 2002 and that they want to delay the 5.37 cents pricing until June or July of 2002. That basically defines the bid and ask. So, while there is a lot of negotiating to do, it certainly appears that we will be repaid 100 cents on the dollar from them and at some point relatively soon begin to receive the 5.37 cent pricing.

          To go back for a second to PG&E, and recount what we told you on the last call, we signed an agreement with them already providing us 5 year 5.37 cent pricing. That pricing has been in effect now for some time. That agreement also provides us administrative claim priority status for the repayment of receivables. This has all been approved by the bankruptcy court and will be effective when PG&E's bankruptcy plan is consummated.

          With respect to new projects in California, there are a couple of efforts underway. We are completing the process of satisfying conditions precedent for the start of construction of our 500 megawatt Three Mountain Power gas fired facility, as required under our permit. We continue on track to begin construction in the 2002 timeframe. As of today, we are in active negotiations with equity investors to participate in this project.

          We are also pursuing the expansion of our geothermal facilities in California. The geothermal brine resources already under our control will support significant growth, and just a week ago we executed Letters of Intent with the California Power Authority to develop about 130 megawatts of new capacity at our existing geothermal facilities. As geothermal fuel costs are not volatile, the way natural gas prices are, this will allow a power offtaker to establish a fixed price for power over a longer period of time -- in this case 10 years. And, having fairly short construction periods, some of these expansions could be on line as soon as 2003.

          Elsewhere domestically, we continue to pursue our peaker model at select waste-to-energy sites across the US and we are actively doing due diligence on one larger Greenfield site in the South East.

          Also, domestically, we are in month 6 of a 20 month construction schedule for the Tampa Bay desalinization plant, and that is going very well. The Water group has outstanding presently about $170 million of construction value and $10 million in annual operating value in bids on further domestic projects that we're waiting to hear upon. In the next 6 months we see a likely $100 million more of hard bids, with a sizeable amount to follow through 2002. So the Water Group is looking very positive.

          Overseas, in IPP, we continue to permit our 400 megawatt plant in Spain, the El Gorgel plant, with the expectation of a late 2002 construction start. And things are going well there.

          And, with that I am going to turn it over to Ed to walk you through the release itself.


EWM:      Thanks, Scott.

          First of all, the recurring base energy EBIT was $40 million, up some 29% from the third quarter of 2000. On a consolidated basis, including expenses associated with non-core activities and corporate interest, the Company reported a net loss of about $6 million verses a net loss of $34 million for the same quarter a year ago.

          Now, let me start with the overall non-energy results:

          For the current quarter, the OTHER SEGMENT LOSS on our P and L amounts to $29 million:

          - The prime driver for this is a charge for the disposition of Datacom, a non-energy subsidiary involved in the manufacturing business for the computer industry, of about $17 million pre tax, $10 million post tax. Without this transaction involving a non core asset, the company would have had another profitable quarter.

          - There is a contingent note involved in this transaction that, depending on the future cash flow of Datacom, could bring up to $7.5 million of additional proceeds. However, due to the contingent nature of the note, you can't consider the potential additional proceeds in the computation of gain or loss.

          - While it might have been possible for us to hold on to this asset and realize a higher value, we believe it was the prudent thing to do to dispose of it, given it's non-strategic value, and the very poor state of the computer marketplace.

          - In addition, this line item in 2001 also includes some remaining activity applicable to our aviation and entertainment businesses, that were shown as discontinued operations up until the end of 2000.

          OEES:

          - The OEES line relates to period type expenses associated primarily with a contract at our non-core construction business, which is estimated to wind down during 2002.


          UNALLOCATED CORPORATE OVERHEAD:

          - The decrease in the third quarter unallocated corporate overhead reflects the overall reduction of G and A expenses associated with the non-energy part of our business.

          INTEREST, NET:

          - The decrease net interest is basically due to having lower debt levels and more interest income in the third quarter of 2001 versus the same period a year ago.

          LOSS FROM DISCONTINUED OPERAITONS:

          - For the third quarter of 2000, loss from discontinued operations applies solely to the Company's entertainment and aviation units. As I mentioned in previous calls, discontinued operations accounting no longer is applicable. Therefore, any remaining activity associated with these businesses in 2001 is included with the OTHER SEGMENT expenses.


          Let's focus now on our continuing energy business.

          We think we had another quality quarter.

          - We continue to have strong performance at our various waste-to-energy facilities.

          - In contrast to the two previous quarters of this year, the pricing at our California facilities were lower when compared to the third quarter a year ago. Just to give you an idea of the differentials, the SRAC average price for the third quarter of '01 was about $40 per megawatt hour vs. the average SRAC price for the same quarter a year ago of roughly $80.

          - That differential translates into about $7 million of EBIT for the quarter.

          - The point is that even with these lower prices, the recurring energy EBIT was still up 29%.

          - The performance at Quezon, as well as the start up of our Samalpatti project during the second quarter of 2001, also made important contributions in the current quarter.

          - In addition, we continue to have favorable bottom line impact from lower overhead at our operating units, which is a result of the implementation of the organizational study the Company completed late last year. We've had the benefit of this all year.

          - Our water business contributed to the increase in EBIT, primarily related to the Bessemer facility and the Dual Sand contracts. If you look at the 9 months On a PROFORMA per share basis, our energy business generated $.41 compared to $.29 for the quarter a year ago. The increase is directly related to the very favorable increases in EBIT between these periods.


          NINE MONTHS:

          - For the first nine months of 2001 versus last year, recurring energy is up some 48%.

          - On a consolidated basis, we've generated net income of about $18 million this year, versus a loss of about $141 million for the first nine months of 2000.

               The only other item I want to mention is where we are in discussions with our banks. We had stated in our second quarter 10 Q that we had commenced preliminary discussions with our banks to replace and/or extend our bank facility, which expires may 31, 2002.

               We also mentioned on September 28 that we had amended our credit facility for, among other things, adjustments to our financial covenants, basically driven by delays in the payment for past energy sales to California utilities and delays in the sale of the company's remaining non-core assets. These adjustments apply through the end of this year.

               Looking forward, we will be requesting the banks give us further financial covenants amendments and the additional borrowing capacity we believe is necessary in order to execute our business plan for 2002. We also will look to extend the current facility, which as I mentioned matures next year. We believe we will be able to present to the banks a credible plan to complete our financial restructuring that they can support.

          AND  WITH THAT, LET'S OPEN IT UP FOR Q AND A.

                                                                       Exhibit B
                                                                       ---------

                                                          [COVANTA LOGO OMITTED]



FOR IMMEDIATE RELEASE
---------------------


                 COVANTA ENERGY CORPORATION REPORTS RESULTS FOR
             THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2001


    -- Company Posts Third Quarter Recurring Base Energy EBIT of $40 Million,
                     29% Increase Over 2000 Third Quarter --

                -- Year-To-Date Recurring Base Energy EBIT Up 48%
                       Over Comparable Period Last Year --

               --Third Quarter Net Loss of $6 Million Includes Net
                    Loss On Sale of Non-Energy Subsidiary--

FAIRFIELD, N.J., November 13, 2001 - Covanta Energy Corporation (NYSE: COV) today reported results for the third quarter and nine months ended September 30, 2001.

Recurring base earnings before interest and taxes (EBIT) from the Company's continuing Energy operations were $40 million for the quarter ended September 30, 2001, compared to $31 million in the comparable period of 2000. On a consolidated basis, including expenses associated with non-core activities and corporate interest, the Company reported a net loss of $6 million, or $0.12 per diluted share. For the quarter ended September 30, 2000, the Company reported a consolidated net loss of $34 million, including net losses from discontinued operations.

Recurring base EBIT from continuing Energy operations were $111 million for the nine months ended September 30, 2001, compared to $75 million in the comparable period of 2000. On a consolidated basis, net income amounted to $18 million for the first nine months of 2001 or $0.35 per diluted share, compared to a consolidated net loss for the same period of a year ago of $141 million, including a net loss from discontinued operations of $129 million.

"In the face of a rapidly changing energy market, our base energy business continues to perform well. This results from continued strong production at our energy facilities, as well as our business practice of utilizing long-term, fixed price contracts which lock-in acceptable returns on our invested capital and minimize our risks to energy market fluctuations," said Scott G. Mackin, President and Chief Executive Officer.

Covanta continues to expect recurring proforma earnings per share (EPS) for 2001 for its Energy business of between $1.18 and $1.22. Embedded in this EPS projection is an expectation that recurring base Energy EBIT will aggregate approximately $120 to $123 million, or a 17% increase over 2000.

THIRD QUARTER 2001 RESULTS
                                                         FOR THE THREE MONTHS
CONTINUING ENERGY:                                    ENDED SEPTEMBER 30, ($MM)
                                                      =========================
    EBIT                                               2001             2000
                                                       ----             ----
    Recurring base EBIT                                  40               31
    Non-recurring items                                   -              (1)
                                                          -              ---
    Total Energy EBIT                                    40               30


NON-ENERGY:
    Other (loss)                                       (29)              (4)
    OEES (loss)                                         (1)              (6)
    Unallocated corporate overhead                     (10)             (12)

INTEREST EXPENSE, NET                                   (7)              (8)
                                                        ---              ---

PRE TAX INCOME  (LOSS)                                  (7)                0

INCOME TAX PROVISION                                      1                3
                                                          -                -

INCOME (LOSS) FROM CONTINUING OPERATIONS                (6)                3

LOSS FROM DISCONTINUED OPERATIONS (net of tax)            -             (37)
                                                          -             ----

CONSOLIDATED NET LOSS                                   (6)             (34)
                                                        ===             ====


For the three months ended September 30, 2001, the Company reported EBIT from its continuing Energy business of $40 million on revenues of $240 million, compared to EBIT of $30 million on revenues of $212 million in the comparable period of 2000. The 2000 EBIT results included $1 million of non-recurring expenses associated with additional depreciation in connection with shortened estimated useful lives of certain pollution control equipment.

The recurring base Energy EBIT for the three months ended September 30, 2001 was $40 million, compared to $31 million for the comparable period in 2000. The increase in recurring base Energy EBIT of $9 million, or 29%, is largely due to the continued strong performance at the waste-to-energy (WTE) facilities and the contributions of Covanta Water, specifically related to the Bessemer facility and smaller DualSand(TM) contracts in upstate New York. In addition, the Company's Samalpatti, India project, which commenced commercial operations during the second quarter of 2001 and the Quezon project in The Philippines, which came on stream in the second quarter of 2000, contributed favorably to this quarter's results. The implementation of the organizational study the Company completed in late 2000 continues to improve the bottom line. On a proforma per share basis, earnings of the recurring Energy business for the third quarter of 2001, amounted to $0.41, compared to the Company's earnings of $0.29 per share for the year-ago quarter.

In addition to the factors previously noted, the 2001 third quarter benefited from reductions in unallocated corporate overhead, as well as reduced interest expense (net). This was more than offset by losses on non-energy businesses, primarily related to a loss on the sale of Datacom, a subsidiary involved in the manufacturing of electro-mechanical devices for computers and other equipment.

YEAR-TO-DATE RESULTS

                                                         FOR THE NINE MONTHS
CONTINUING ENERGY:                                    ENDED SEPTEMBER 30, ($MM)
                                                      =========================
    EBIT                                               2001             2000
                                                       ----             ----
    Recurring base EBIT                                 111               75
    Non-recurring items                                  26               12
                                                         --               --
    Total Energy EBIT                                   137               87

NON-ENERGY:
    Other (loss)                                       (39)             (15)
    OEES (loss)                                        (19)             (16)
    Unallocated corporate overhead                     (23)             (45)

INTEREST EXPENSE, NET                                  (22)             (26)
                                                       ----             ----

PRE TAX INCOME  (LOSS)                                   34             (15)

INCOME TAX PROVISION                                   (16)                3
                                                       ----                -

INCOME (LOSS) FROM CONTINUING OPERATIONS                 18             (12)

LOSS FROM DISCONTINUED OPERATIONS (net of tax)            -            (129)
                                                          -            -----

CONSOLIDATED NET INCOME (LOSS)                           18            (141)
                                                         ==            =====


For the nine months ended September 30, 2001, the Company reported EBIT from its Energy business of $137 million on revenues of $719 million, compared to EBIT of $87 million on revenues of $630 million in the comparable period of 2000. The 2001 results include $26 million of net non-recurring income consisting of approximately $21 million in insurance settlement proceeds related to a WTE facility, and $6 million associated with the reimbursement of the Quezon project development expenses. The 2000 EBIT results include $12 million of non-recurring income also resulting from an insurance settlement related to a WTE facility, offset by the additional depreciation expense noted above.

Adjusting for non-recurring items, the recurring base Energy EBIT for the nine months ended September 30, 2001 was $111 million, compared to $75 million for the comparable period in 2000. The increase in recurring base Energy EBIT of $36 million, or 48%, is largely due to continued strong production at various independent power (IPP) and WTE sites, as well as the addition of a full quarter's operation of the Samalpatti project and improved performance at the Quezon project and in Covanta's Water operations. In addition, the bottom line was favorably impacted by the reductions in overhead resulting from implementation of the organizational study the Company completed in the fourth quarter of 2000. On a proforma per share basis, earnings of the recurring energy business for the first nine months of 2001 amounted to $1.10, compared to the Company's earnings of $0.60 per share for the comparable period a year ago.

In addition to the factors previously noted, the first nine months of 2001 benefited from significantly lower unallocated corporate overhead and interest expense (net), partially offset by an increase in charges associated with non-energy activities, including the loss on the sale of Datacom.

                                      * * *

Covanta Energy Corporation is an internationally recognized designer, developer, owner and operator of power generation projects and provider of related infrastructure services. The Company's independent power business develops, structures, owns, operates and maintains projects that generate power for sale to utilities and industrial users worldwide. Its waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. The Company also offers single-source design/build/operate capabilities for water and wastewater treatment infrastructures. Additional information about Covanta can be obtained via the Internet at www.covantaenergy.com, or through the Company's automated information system at 866-COVANTA (268-2682).

Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, expected earnings and future financial performance. Although Covanta believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause Covanta's actual results to differ materially from those contemplated in the forward-looking statements above include, among others, the following:
- Economic, capital market and other business conditions effecting power generation enterprises specifically and commerce generally including interest, inflation and exchange rates; weather conditions; creditworthiness of customers and suppliers, changes in fuel costs and supply; unscheduled outages; environmental incidents; electric transmission restraints and risks and uncertainties associated with the recently deregulated energy industry;
- Trade, monetary, fiscal, taxation, energy regulation and environmental policies of governments, agencies and similar organizations in geographic areas where Covanta has a financial interest;
- Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight, including without limitation the impact of newly adopted FASB 133 relating to accounting for derivatives which is effective beginning January 1, 2001. The impact of FASB 133 will vary between accounting periods based on changes in pricing of various items bought and sold by the Company.
- Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;
- Limitations on Covanta's ability to control the development or operation of projects in which Covanta has less than 100% interest;
- The lack of operating history at development projects provides only a limited basis for management to project the results of future operations;

                                      * * *

Contacts:         Investor Relations:
                  -------------------
                  Louis M. Walters, 973-882-7260

                  Media Relations:
                  Eric Berman, David Lilly
                  Kekst & Company, 212-521-4800

                           COVANTA ENERGY CORPORATION
                                    EARNINGS
                                 (000's Omitted)


                                                    Quarter ended September 30,
                                             ----------------------------------------
                                                    2001                  2000
                                             ------------------    ------------------
CONTINUING ENERGY OPERATIONS:
REVENUE                                        $     240,493         $     212,282

DIRECT COSTS                                         189,909               172,385
                                               --------------        --------------

CONTINUING ENERGY GROSS MARGIN                        50,584                39,897
% of Revenue                                          21.03%                18.79%

S.G.& A.                                               9,040                 8,563
                                               --------------        --------------

CONTINUING ENERGY OPERATING INCOME                    41,544                31,334
% of Revenue                                          17.27%                14.76%

Minority interests                                    (1,660)                 (985)
                                               --------------        --------------

ENERGY EBIT                                           39,884                30,349

OTHER - Operating loss                               (28,448)               (3,512)

OEES - Operating loss                                 (1,055)               (6,188)

Unallocated corporate overhead                       (10,227)              (12,497)
Interest - Net                                        (7,287)               (7,873)
                                               --------------        --------------

Pre-tax income (loss)                                 (7,133)                  279
Income taxes                                             971                 2,422
                                               --------------        --------------

INCOME (LOSS) FROM CONTINUING OPERATIONS              (6,162)                2,701
                                               --------------        --------------


LOSS FROM DISCONTINUED OPERATIONS                          -               (37,072)
                                               --------------        --------------

CONSOLIDATED NET INCOME (LOSS)                 $      (6,162)        $     (34,371)
                                               ==============        ==============


EPS-Continuing operations
Basic                                          $       (0.12)        $        0.05
Fully Diluted                                  $       (0.12)        $        0.05

EPS-Discontinued operations
Basic                                                                $       (0.75)
Fully Diluted                                                        $       (0.75)

                           COVANTA ENERGY CORPORATION
                                    EARNINGS
                                 (000's Omitted)


                                                  Nine months ended September 30,
                                             ----------------------------------------
                                                    2001                  2000
                                             ------------------    ------------------
CONTINUING ENERGY OPERATIONS:
REVENUE                                        $     719,321         $     629,804

DIRECT COSTS                                         549,634               513,412
                                               --------------        --------------

CONTINUING ENERGY GROSS MARGIN                       169,687               116,392
% of Revenue                                          23.59%                18.48%

S.G.& A.                                              28,185                26,432
                                               --------------        --------------

CONTINUING ENERGY OPERATING INCOME                   141,502                89,960
% of Revenue                                          19.67%                14.28%

Minority interests                                    (4,586)               (3,149)
                                               --------------        --------------

CONTINUING ENERGY EBIT                               136,916                86,811

OTHER - Operating loss                               (39,241)              (14,610)

OEES - Operating loss                                (19,067)              (16,194)

Unallocated corporate overhead                       (23,237)              (44,808)
Interest - Net                                       (21,867)              (26,089)
                                               --------------        --------------

Pre-tax income (loss)                                 33,504               (14,890)
Income taxes                                         (15,793)                3,003
                                               --------------        --------------

INCOME (LOSS) FROM CONTINUING OPERATIONS              17,711               (11,887)
                                               --------------        --------------


LOSS FROM DISCONTINUED OPERATIONS                                         (128,871)
                                               --------------        --------------

CONSOLIDATED NET INCOME (LOSS)                 $      17,711         $    (140,758)
                                               ==============        ==============


EPS-Continuing operations
Basic                                          $        0.36         $       (0.24)
Fully Diluted                                  $        0.35         $       (0.24)

EPS-Discontinued operations
Basic                                                                $       (2.60)
Fully Diluted                                                        $       (2.60)